EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

BRT Realty Trust

Great Neck, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-128458, 333-118915, and 333-160569) and Form S-8 (Nos. 333-101681, 333-104461, and 333-159903) of BRT Realty Trust and Subsidiaries of our reports dated December 12, 2011, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of BRT Realty Trust and Subsidiaries’ internal control over financial reporting, which appear in this Form 10-K

BDO USA, LLP

New York, New York

December 12, 2011